SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            SAGA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                  38-3042953
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)             Identification No.)

             73 Kercheval Avenue, Grosse Point Farms, Michigan 48236
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

             SAGA COMMUNICATIONS, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                                Christine M. Marx
                              Edwards & Angell, LLP
                           51 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078
                     (Name and address of agent for service)

                                 (973) 376-7700
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                          Proposed      Proposed
                                          Maximum       Maximum
                                          Offering      Aggregate     Amount of
Title of Securities    Amount to be      Price Per      Offering    Registration
 to be Registered     Registered Price     Unit(1)      Price (1)       Fee

--------------------------------------------------------------------------------
Class A Common Stock  1,000,000 shares    $22.0625     $22,062,500    $6,133.38

--------------------------------------------------------------------------------
(1) This calculation is made solely for the purpose of determining the amount of the Registration Fee and is based upon a price of $22.0625 per share, which was the average of the high and low prices of the Company's Class A Common Stock on the American Stock Exchange reported on August 16, 1999.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Documents by Reference.

     There are incorporated herein by reference the following documents:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission pursuant to the Exchange Act of 1934.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, as filed with the Commission pursuant to the Exchange Act of 1934.

     3. The description of the Company's Common Stock incorporated by reference in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

     4.   All other  documents  filed by the  Company  or the Plan  pursuant  to
          Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and such document shall be deemed to be a part hereof from the date of filing of such document.

Item 4.  Description of Securities

     Not applicable

Item 5.  Interests of Named Experts and Counsel

     Not applicable

Item 6.  Indemnification of Directors and Officers

     The Restated Certificate of Incorporation of the Company provides for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Code"), as amended from time to time. Such section makes mandatory the indemnification by the Company of directors, officers, employees or agents from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company or any subsidiary or parent of the Company, whether or not he continues to be such at the time such expenses and liabilities have been imposed or incurred. Section 145 of Title 8 of the Delaware Code also provides that such indemnification is not exclusive of any other indemnification rights granted by the Company to directors, officers, employees or agents.

     The By-Laws of the Company mandate that each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to the full extent permitted under subsections (a) through (e) of Section 145 of Title 8 of the Delaware Code, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Restated Certificate of Incorporation of the Company also contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability
(a) for breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation law or (d) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

     Not applicable

Item 8.  Exhibits.

     5 - Opinion of Edwards & Angell, LLP

     23(a) - Consent of Ernst & Young LLP

     23(b) - Consent of Edwards & Angell, LLP (included in Exhibit 5)

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change for such information in the registration statement;

     Provided, however that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints the President, the Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan, on August 19, 1999.

                                              SAGA COMMUNICATIONS, INC.



                                              By /s/ Edward K. Christian
                                                 ------------------------------
                                                     Edward K. Christian
                                                     President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on August 19, 1999.

Signatures                               Title

/s/Edward K. Christian             President, Chief Executive
----------------------------         Officer and Chairman of the Board
   Edward K. Christian


/s/Samuel D. Bush                  Vice President, Chief Financial
----------------------------         Officer
   Samuel D. Bush


/s/Catherine Bobinski              Vice President, Corporate Controller and
----------------------------          Chief Accounting Officer
    Catherine Bobinski


/s/Kristin Allen                   Director
----------------------------
   Kristin Allen


/s/Donald Alt                      Director
----------------------------
    Donald Alt


                                   Director
----------------------------
   Jonathan Firestone


/s/Joseph P. Misiewicz             Director
----------------------------
   Joseph P. Misiewicz


/s/Gary Stevens                    Director
----------------------------
   Gary Stevens

The Plan

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan, on August 19, 1999.



                                                    Saga Communications, Inc.
                                                    Employee Stock Purchase Plan



                                                     By:/s/ Marcia K. Lobaito
                                                        -----------------------
                                                            Marcia K. Lobaito
                                                            Plan Administrator